SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007

CAREMARK RX, INC.

(Exact Name of Registrant

as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14200		63-1151076
(Commission File Number)		(IRS Employer Identification No.)

211 Commerce Street, Suite 800, Nashville, Tennessee		37201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events

The purpose of this Form 8-K is to update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-139470, filed by CVS Corporation (“CVS”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 19, 2007, and mailed by CVS and Caremark Rx, Inc. (“Caremark”) to their respective stockholders commencing on January 19, 2007. The information contained in this Form 8-K is incorporated by reference into the above-mentioned joint proxy statement/prospectus.

On February 12, 2007, after several days of negotiations, Caremark and CVS agreed to increase the special cash dividend payable to Caremark stockholders promptly following closing of the merger with CVS to $6.00 per share from the previously announced $2.00 per share. The Caremark board of directors met telephonically to consider the increase to the special cash dividend in consultation with outside legal and financial advisors. After thorough consideration, on February 12, 2007, the Caremark board of directors declared a one-time special cash dividend in the amount of $6.00 per share of Caremark common stock (the “Cash Dividend”). The Cash Dividend will be paid at or immediately following the effective time of the merger to Caremark stockholders of record on the date immediately preceding the closing date of the merger. Payment of the Cash Dividend is conditioned on the completion of the merger. In addition, adjustments will be made with respect to Caremark’s outstanding stock options to reflect the Cash Dividend. Caremark expects that the merger with CVS will be completed promptly after the receipt of the requisite approvals by Caremark’s and CVS’ shareholders.

After reviewing and considering the merger with CVS, together with the increased special cash dividend of $6.00 per share of Caremark common stock, the Caremark board of directors also unanimously reaffirmed its recommendation that Caremark stockholders vote “FOR” the merger of Caremark and CVS at the Caremark special meeting.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is an amendment to the letter agreement, dated January 16, 2007, executed by Caremark and CVS to reflect the increase in the special cash dividend. Outside legal counsel reviewed the amendment to the letter agreement with the Caremark board of directors.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a press release issued by Caremark and CVS on February 13, 2007 relating to the Cash Dividend.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Amendment to Letter Agreement, dated February 12, 2007, by and between Caremark and CVS.

99.2	Press release, dated February 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX, INC.

Date:	February 13, 2007	By:	/s/ Peter J. Clemens IV
			Name:	Peter J. Clemens IV
			Title:	Executive Vice President and Chief Financial Officer